Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) sets forth the mutual agreement of SecureWorks Corp., a Delaware corporation, for itself, its subsidiaries, parents (including Dell Technologies Inc. (“Dell”)) and related entities (collectively, “SecureWorks”) and Mike Cote (“Executive”) regarding the subject matters addressed below.

1. Separation Date. Executive’s employment with SecureWorks will terminate on September 3, 2021, or such earlier date as provided in this Agreement (the “Separation Date”). Executive currently serves as SecureWorks Corp.’s Chief Executive Officer and as a member of SecureWorks Corp.’s Board of Directors (the “Board”). Executive will continue in the Chief Executive Officer role until the new Chief Executive Officer is appointed, and thereafter in such other capacity as may be specified by the Board, through the Separation Date. During this period, Executive will continue to report to the Board, or to the new Chief Executive Officer after appointed, and will have such duties and responsibilities as the Board may designate from time to time. Executive will receive continued compensation and benefits consistent with current levels and will continue to participate in and to be entitled to all other compensation, benefits and perquisites under the plans, programs, agreements and policies applicable to Executive as a SecureWorks employee, through Executive’s Separation Date. Except as otherwise provided in paragraph 3 with respect to the Consultancy, effective as of the Separation Date, Executive resigns from and will cease to serve in any and all positions held with any SecureWorks entity or related to his service as a SecureWorks employee or Board member; provided that, Executive’s removal from any such position, including without limitation termination of his service as a member of the Board, may be effective as of such earlier date as may be provided in a separate notice of resignation or action duly taken by the Board.

2. Continued Employment. During the period of Executive’s continued employment through the Separation Date, Executive will act in good faith and in a professional manner and abide by the non-disparagement provision set forth in paragraph 14. Nothing in this Agreement confers upon Executive a right to be a continuing employee of SecureWorks, or imposes on SecureWorks an obligation to continue Executive’s employment.

a.

Violation of Terms. If Executive materially violates any of the terms of this Agreement, or any other agreement between Executive and SecureWorks, or SecureWorks’ Code of Conduct or any other SecureWorks’ written policy generally applicable to employees of Executive’s level and position, SecureWorks may terminate Executive’s employment (or, if applicable, the Consultancy described in paragraph 3) after giving Executive written notice and, if the violation is curable, Executive has failed to cure the violation, having had a reasonable opportunity to do so.

b.

Early Termination. If (i) Executive’s employment is terminated by SecureWorks before September 3, 2021, for one of the reasons described in paragraph 2.a., or (ii) Executive voluntarily leaves employment before September 3, 2021, in either such event, the Separation Date will be the effective date of such termination or resignation, and Executive will not be eligible to receive any, and will forfeit all, severance benefits described in this Agreement. In such event, Executive’s rights, if any, to any benefit under SecureWorks’ health and welfare or retirement plans, or to any equity grants, will be governed by the applicable plan, program, policy or equity agreement. If Executive’s employment is terminated by SecureWorks before September 3, 2021 other than for one of the reasons described in paragraph 2.a., Executive shall be entitled to all of the severance benefits described in this Agreement, subject to compliance with Paragraph 5.

3. Consultancy. Subject to Executive’s continued compliance with the terms described in paragraph 2.a., SecureWorks agrees to engage Executive as a consultant under the terms described in this paragraph (the “Consultancy”) for the period from the Separation Date through October 2, 2022, or earlier applicable termination date (the “Consultancy Period”).

a.

Consulting Services. During the Consultancy Period, Executive (for purposes of this paragraph, referred to as the “Consultant”) will be available to perform such services from time to time as may be reasonably requested by SecureWorks’ Board (or its designee). The parties anticipate that Consultant will not be called upon to provide Consultancy services exceeding twenty percent (20%) of normal full-time service. The Consultant will be responsible for providing all items necessary for completion of the consulting services, including without limitation any home office expenses and local travel. With respect to services rendered by Executive during the Consultancy Period, Executive shall continue to be entitled to defense, indemnification and contribution from SecureWorks, and to coverage under applicable D&O insurance policies to the extent permitted by such policies, on the same basis applicable to him while serving as the Chief Executive Officer.

b.

Compensation. In consideration of the Consultant’s performance of services as described in this paragraph 3, the Consultant will be paid a fee totaling $200,000.00, such amount to be paid in four (4) equal installments of $50,000.00 each, on or about the last day December 2021 and the last day each of March, June and September of 2022, during the Consultancy Period. In addition, if the Consultant incurs out of pocket expenses (other than expenses of the types described in paragraph 3.a. which are the sole responsibility of the Consultant) in connection with performance of services hereunder at SecureWorks’ request and with the pre-approval of the company’s Chief Executive Officer or Chief Financial Officer, such as expenses for out-of-town travel, SecureWorks will reimburse the Consultant for all such reasonable expenses. The Consultant will be responsible for payment and reporting of any and all taxes, federal, state and local, incurred in connection with the Consultancy and the compensation paid to him for consulting services, and hereby relieves SecureWorks of and from any responsibility or liability therefor.

c.

Term. The Consultancy Period will end October 2, 2022, unless terminated earlier (i) by the Consultant (or upon the Consultant’s death), (ii) by mutual agreement of SecureWorks and the Consultant, or (iii) by SecureWorks in the event of the Consultant’s failure to comply with the requirements of paragraph 2.a. If the Consultancy Period is terminated by SecureWorks other than as provided in clause (iii) of this paragraph 3.c., Executive shall continue to receive the compensation described in paragraph 3.b. as if no such termination had occurred.

d.

Independent Contractor. The Consultant will perform services during the Consultancy as an independent contractor and, notwithstanding anything to the contrary herein, Executive’s status as a common law employee will end at the Separation Date. The Consultant will be entitled to no rights or privileges of employment during the Consultancy Period, including without limitation participation in employee benefit, retirement, compensation, leave, vacation or similar plans, programs or arrangements, and compensation paid for the Consultancy will not be considered salary for purposes of any such plan or arrangement, except as is specifically provided in SecureWorks’ plans and agreements applicable to Executive as a former employee.

e.

Confidentiality and Return of Documents. In connection with providing the consulting services, the Consultant may have or be provided access to private, propriety and/or confidential information and documents relating to SecureWorks and its business interests (“Company Information”). The Consultant agrees to maintain all Company Information in strictest confidence, and to use such Company Information solely for the purpose of carrying out the consulting services. All Company Information shall be and remain the property of SecureWorks, and the Consultant shall promptly return the Company Information to SecureWorks at the end of the Consultancy, or earlier upon SecureWorks’ request.

4. Consideration from SecureWorks. If Executive signs this Agreement and does not revoke it during the Revocation Period (defined in paragraph 21), and signs and does not revoke the final release described in paragraph 5(b), except as otherwise provided in paragraph 2, SecureWorks will provide Executive with the following good and valuable consideration:

a.

Severance Pay. If SecureWorks receives an Effective Final Release from Executive, SecureWorks will pay severance pay (“Severance Pay”) to Executive in the amount of $500,000.00 (less all applicable withholdings), payable after the Separation Date in four (4) substantially equal installments, as follows:

i.	$125,000.00 (less applicable withholding), on or about December 31, 2021;

ii.	$125,000.00 (less applicable withholding), on or about March 31, 2022;

iii.	$125,000.00 (less applicable withholding), on or about June 30, 2022; and

iv.	$125,000.00 (less applicable withholding), on or about September 30, 2022.

b.

Short-Term Incentive Plan. If SecureWorks receives an Effective Final Release from Executive, SecureWorks will pay additional severance pay to Executive based on a prorated short-term incentive plan award payout, in the amount of $220,467.00 payable in a single lump-sum payment (less all applicable withholdings), through direct deposit (if available) within thirty (30) business days after the Separation Date.

c.	Long-Term Incentive Plan. Executive’s outstanding grants under the SecureWorks Corp. 2016 Long-Term Incentive Plan (the “LTIP”) will be treated as follows.

i.

Restricted Shares. Under the terms of the LTIP and relevant award agreements, any restricted shares of the Class A common stock of SecureWorks Corp., both time-based and performance-based, that remain by their terms unvested at the Separation Date, will continue to vest through the Consultancy Period. In addition, Executive’s service as a consultant shall be treated as “Service” for purposes of determining his “Earned Shares” eligible for vesting, as such terms are defined under the LTIP and relevant award agreements. If the Consultancy Period is terminated by SecureWorks other than as provided in clause (iii) of paragraph 3.c., Executive’s time-based and performance-based restricted shares that remain by their terms unvested at the date of such termination, shall continue to vest and Executive shall be treated as having continued in Service for purposes of determining his Earned Shares eligible for vesting, during the remainder of the Consulting Period determined as if such early termination by SecureWorks had not occurred.

ii.

Stock Options. Under the terms of the LTIP and relevant award agreements, Executive’s vested nonqualified stock options to acquire shares of the Class A common stock of SecureWorks Corp. that are unexercised at the end of the Consultancy Period may be exercised by Executive for a period of ninety (90) days following the end of the Consultancy Period.

d.

COBRA. If SecureWorks receives an Effective Final Release from Executive, and if Executive and/or Executive’s eligible dependents are enrolled in a SecureWorks’ health, dental, and/or vision plan and Executive elects COBRA coverage for which Executive and/or Executive’s eligible dependents are eligible, SecureWorks will pay to Executive an additional severance pay amount of $50,000.00 payable in a single lump-sum payment (less applicable withholdings), through direct deposit (if available) within thirty (30) business days after the Separation Date. All premiums for any benefits continuation under COBRA will be Executive’s sole responsibility.

e.

Withholdings. Payments to Executive under this paragraph 4 will be reduced for all applicable tax withholding, but such payments will not be adjusted for 401(k) plan or any other benefits-related deductions.

f.

Effect of No Release or No Final Release. Executive acknowledges and agrees that, except as expressly set forth in this Agreement, in any SecureWorks’ applicable plan, program or policy governing health and welfare and retirement plans and, with respect to equity grants, in any equity award agreement, Executive is not entitled to receive from SecureWorks payment or distribution of any amounts of cash compensation (including, but not limited to, base salary, bonuses or severance pay), benefits, perquisites or property of any type after the Separation Date. If Executive does not sign this Agreement or if Executive revokes this Agreement during the Revocation Period described in paragraph 21, or if Executive does not sign the final release and deliver to SecureWorks an Effective Final Release, the only amount payable shall be such amounts as are required by applicable law, payments in accordance with Executive’s rights, if any, to any benefits under SecureWorks’ health and welfare or retirement plans and payments in accordance with Executive’s rights, if any, to equity grants as set out the applicable equity plan documents and award agreement(s).

g.

Section 409A Compliance. The payments and benefits payable pursuant to this Agreement are intended either to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and regulations thereunder (“Section 409A”), as payments that would fall within the “short-term deferral period” within the meaning of Treasury Regulation Section 1.409A-1(b)(4) and/or the separation pay exception in Treasury Regulation Section 1.409A-1(b)(9), to the extent available, or to comply with the provisions of Section 409A. This Agreement shall be interpreted to avoid any penalty or sanctions under Section 409A. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to the maximum extent permitted to be exempt from or compliant with Section 409A and, if necessary, any such provision shall be deemed amended to comply with Section 409A and regulations thereunder. In connection therewith:

i.	It is intended that each installment of the payments and benefits hereunder shall be treated as a separate “payment” for purposes of Section 409A.

ii.

References to Executive’s termination, termination of employment, termination of service, or words of similar import shall mean Executive’s “separation from service” as such term is used in Section 409A.

iii.

To the extent that payments and benefits under this Agreement are deferred compensation subject to Section 409A and are contingent upon Executive’s taking any employment-related action, including without limitation execution (and non-revocation) of another agreement, such as a release agreement, and the period within which such action(s) may be taken by Executive would begin in one calendar year and expire in the following calendar year, then such amounts or benefits shall be paid in such following calendar year.

iv.

If as of the Separation Date, Executive is a “specified employee” (within the meaning of Section 409A(a)(2)(B) or any successor provision thereto), then with regard to any payment or provision of benefit that is subject to Section 409A as deferred compensation and is due upon or as a result of Executive’s “separation from service,” notwithstanding any contrary provision under this Agreement, such payment or benefit shall not be made or provided, to the extent making or providing such payment or benefit would result in additional taxes or interest under Section 409A, until the date with is the earlier of (A) expiration of the six (6)-month period measured from such “separation from service,” and (B) the date of Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Executive in a lump-sum, and any remaining payments and benefit due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them in this Agreement.

v.

While this Agreement is intended to be exempt from or compliant with Section 409A, neither SecureWorks nor the Company makes or has made any representation, warranty or guarantee of any federal, state or local tax consequences of Executive’s entitlements under this Agreement, including, but not limited to, under Section 409A.

5. Complete Release.

a.

Release. Executive hereby fully releases SecureWorks and all of its owners, partners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, joint ventures, and affiliates (and agents, directors, officers, employees, representatives, and attorneys of such subsidiaries and affiliates) (collectively, “Released Parties”), from any and all known or unknown claims or demands Executive may have against any of them. Executive expressly waives any and all claims, whether asserted on an individual or class action basis, against the Released Parties including but not limited to all claims arising out of any contract, express or implied, and whether executory or not, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or negligent, including claims arising out of the negligence or gross negligence by the Released Parties and claims of express or implied defamation by the Released Parties), and any federal, state, or other governmental statute, regulation, or ordinance, including, without limitation, those relating to qui tam, employment discrimination, termination of employment, payment of wages or provision of benefits, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act (“OWBPA”), the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), the Worker Adjustment and Retraining Notification (“WARN”) Act, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and the Occupational Safety and Health Act. Executive further releases any and all claims that Executive may have under State law and any other claim under Federal law. Executive represents that Executive has not assigned to any other person any of such claims and that Executive has the full right to grant this release. Notwithstanding any other provision herein, SecureWorks and Executive agree that Executive is not waiving any claims that may arise in the future under the Age Discrimination in Employment Act, any claim for benefits under the SecureWorks Inc. 401(k) Plan, the Comprehensive Welfare Benefits Plan, or the SecureWorks Inc. Retiree Medical Plan.

Notwithstanding the foregoing, this release does not include and will not preclude: (a) rights to vested benefits under any applicable retirement and/or pension and/or deferred compensation plans; (b) rights under the applicable terms of equity plans and agreements; (c) claims for unemployment compensation (which SecureWorks will not contest); (d) rights to defense, indemnification and contribution, if any, from the SecureWorks for actions taken by Executive in the course and scope of Executive’s employment or consultancy with SecureWorks and its parents, subsidiaries and/or affiliates; (e) claims under applicable D&O insurance policies; and/or (f) rights arising under or to enforce the terms of this Agreement.

b.

Final Release. On or about the Separation Date, SecureWorks will provide to Executive a release agreement having substantially the same terms and scope as the release terms described in paragraphs 5.a., 7, 8 and 9, and in substantially the form of the agreement attached hereto as Exhibit A. The final release will also have a consideration period of at least twenty-one (21) days, and a revocation period of at least seven (7) days after such final release is signed by Executive. If Executive timely signs and does not revoke the final release during its revocation period, the final release will constitute an “Effective Final Release,” and SecureWorks will provide Executive with the payments and benefits described in paragraph 4, unless Executive’s employment terminates as described in paragraph 2.b., in which case no amounts shall be payable to Executive under paragraph 4.

6. Participation in Government Matters. Nothing in this Agreement, including the complete release and non-disparagement sections, restricts or prohibits Executive from communicating with, providing testimony before, providing confidential information to, or filing or cooperating in a claim or investigation directly with a self-regulatory authority or a governmental agency or entity (without the need to seek SecureWorks’ prior approval), including the U.S. Equal Employment Opportunity Commission, the Department of Justice, the Securities Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation or receiving an award from any Regulator that provides awards for providing information. However, to the maximum extent permitted by law, Executive is waiving Executive’s right to receive any individual monetary relief from SecureWorks resulting from such claims.

7. Release of Unknown Claims. For the purpose of implementing a full and complete release, Executive expressly acknowledges that the release that Executive gives in this Agreement is intended to include in its effect, without limitation, claims that Executive did not know or suspect to exist in Executive’s favor at the time of the effective date of this Agreement, regardless of whether knowledge of such claims, or the facts upon which they might be based, would materially have affected the settlement of this matter, and that the consideration given under the Agreement was also for the release of those claims and contemplates the extinguishment of any such unknown claims. In furtherance of this settlement, Executive waives any right Executive may have under California Civil Code Section 1542 (and other similar statutes and regulations), which section reads as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

8. Compensation Paid. Executive represents, warrants, and agrees that all forms of compensation and other monies, including paychecks, paid to Executive by SecureWorks to date have been accurately calculated, have represented the proper amounts due to Executive, and have been based on SecureWorks’ merit-based compensation system. The consideration set forth in paragraph 3 of this Agreement is consideration for the complete release and the Effective Final Release and is in excess of what Executive is entitled to receive. If Executive or someone on Executive’s behalf claims any entitlement to further compensation from SecureWorks, Executive agrees that SecureWorks is entitled to full offset of the amounts set forth in this Agreement.

9. Non-Admission of Liability. SecureWorks and Executive understand and agree that they are entering into this Agreement to, among other things, resolve any claims or differences that may exist between them. By entering into this Agreement, neither SecureWorks nor Executive admits any liability or wrongdoing.

10. Future Employment. Executive agrees that Executive has no right to future employment at SecureWorks. Executive understands that former SecureWorks employees may only be rehired in exceptional circumstances in SecureWorks’ sole discretion. Executive further expressly waives and opts out of all future claims, whether asserted on an individual or class action basis, against any Released Party related to a decision not to hire Executive. Except as otherwise provided in paragraph 3 with respect to the Consultancy, if Executive is rehired within twelve (12) months following Executive’s Separation Date, Executive will forfeit any right to further cash severance payments under paragraph 3.a. Executive also understands and agrees that, in such circumstances, Executive may be required to repay a prorated portion of any such cash severance previously paid, as determined by SecureWorks.

11. Company Documents, Information, or Property. Executive agrees that, on or before the Separation Date, Executive will have returned to SecureWorks any and all documents relating to SecureWorks or its business operations (and any and all copies thereof, whether in paper form or electronic form), computer equipment, badges, credit cards, and any other SecureWorks property in Executive’s possession or control. Executive represents and agrees that Executive will not take, nor has Executive taken, any such documents or property from the control or premises of SecureWorks and that if, at any time after the Separation Date, Executive should come into possession of any such documents or property, Executive will return such documents or property to SecureWorks immediately. Notwithstanding the foregoing, during the Consultancy Period described in paragraph 3, Executive may continue to use his company-provided computer (laptop) and cell phone, subject to compliance with SecureWorks’ policies with respect thereto, and agrees to return such property promptly to SecureWorks at the end of the Consultancy, or to purchase such property from SecureWorks at a mutually-agreed price and terms.

12. Employment and Other Agreements. Executive agrees that, except as otherwise provided in this Agreement, the provisions of agreements that Executive previously entered into with SecureWorks, and that are intended to survive Executive’s termination, remain in full force and effect. In connection therewith:

a.

As a material inducement to SecureWorks to enter into this Agreement, Executive reaffirms Executive’s intent to comply with Executive’s post-employment obligations to SecureWorks under such agreements. By way of example, the post-termination terms and conditions of Executive’s long-term incentive and equity award agreements remain in full force and effect, and Executive may require under such agreement to return shares of stock, share value, option proceeds, or cash award payments if Executive engages in certain conduct detrimental to SecureWorks, including after the Separation Date, as and to the extent provided therein.

b.

For purposes of the restrictive covenants that Executive agreed to when executing the Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement (the “Restrictive Covenant Agreement”), and specifically the definition of a “Direct Competitor” in paragraph 4 of that agreement, technology and services companies that do not offer or plan to offer products or services designed to protect business customers from information security risks will not be considered a Direct Competitor. In addition, under paragraph 5 of the Restrictive Covenant Agreement, Executive will be able to request that the restrictions be modified by SecureWorks to allow Executive to accept a position with a company that might otherwise be prohibited. For the avoidance of doubt, any severance pay or benefits described in the Restrictive Covenant Agreement are superseded by this Agreement, and will not be paid. For purposes of restrictive covenants to which Executive is subject pursuant to the terms of equity award agreements under the LTIP, the definition of a “Direct Competitor” (or a comparable term in an any such agreement) shall be modified as described above in this paragraph, and Executive will be able to request that such restrictions be modified by SecureWorks to allow Executive to accept a position with a company that might otherwise be prohibited.

13. Confidentiality. Executive agrees that, except as may be required by law (including to tax authorities and as requested by an unemployment agency), court order, or to enforce this Agreement, Executive will keep the terms, amount, and fact of this Agreement completely confidential. Notwithstanding the foregoing, Executive may disclose pertinent information concerning this Agreement to Executive’s attorneys, tax advisors and financial planners, and Executive’s spouse and other close family members, provided they have previously been informed of and have agreed to be bound by this confidentiality clause. Executive understands and agrees that a breach of this confidentiality clause by any of the above-named individuals will be deemed a breach of this Agreement by Executive.

14. Non-disparagement. Executive agrees that, except as may be required by law or court order Executive will not, directly or indirectly, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of SecureWorks or any other Released Party. Executive understands that Executive’s compliance with a subpoena or other legally compulsive process or Executive’s participation as a witness in any lawsuit will not be a violation of this provision. SecureWorks agrees that, except as may be required by law or court order, it will not authorize anyone to make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to Executive’s reputation, and that it will inform SecureWorks’ officers of, and instruct them not to violate, such terms. Executive understands that SecureWorks’ compliance with a subpoena or other legally compulsive process or its participation as a witness in any lawsuit will not be a violation of this provision.

15. Cooperation. Executive agrees that Executive will give SecureWorks Executive’s full cooperation in connection with any claims, lawsuits, or proceedings that relate in any manner to Executive’s conduct or duties at SecureWorks or that are based on facts about which Executive obtained personal knowledge while employed at SecureWorks or is alleged to have such knowledge. In return, SecureWorks agrees to reimburse Executive for direct and reasonable out of pocket expenses incurred with respect to rendering such cooperation, and with respect to any time devoted by Executive to such cooperation at SecureWorks’ request after payment of the final installment of Severance Pay (as described in paragraph 3.a.). For any such time devoted by Executive after the end of the period of the Consultancy, SecureWorks agrees to pay Executive the hourly rate of $250.00, unless prohibited by applicable law or rule of ethical or professional conduct.

16. Successors. This Agreement shall be binding upon Executive and SecureWorks and their heirs, representatives, executors, administrators, successors, insurers, and assigns, and shall inure to the benefit of each and all of them and to their heirs, representatives, executors, administrators or assigns.

17. Applicable Law and Venue. THIS AGREEMENT SHALL BE INTERPRETED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF GEORGIA, AND THE VENUE FOR THE RESOLUTION OF ANY DISPUTES (LOCATION OF ANY LAWSUIT) SHALL BE SOLELY IN THE STATE AND FEDERAL COURTS OF FULTON COUNTY, GEORGIA.

18. Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016 (the “DTSA”), an individual, including Executive:

shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

18 U.S.C. § 1833(b)(1). Accordingly, Executive and SecureWorks have the right to disclose in confidence trade secrets, as defined by the DTSA, to federal, state and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Executive and SecureWorks also have the right to disclose trade secrets, as defined by the DTSA, in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with the DTSA or create liability for disclosure of trade secrets that are expressly allowed under the DTSA.

19. Severability. The fact that one or more paragraphs (or portion thereof) of this Agreement may be deemed invalid or unenforceable by any court shall not invalidate the remaining paragraphs or portions of such paragraphs of this Agreement.

20. Certain Acknowledgments. Executive acknowledges that Executive is signing this Agreement voluntarily with full knowledge of its contents. If Executive decides not to sign this Agreement, SecureWorks will not retaliate against Executive. Executive is not relying on any promise or representation not specifically and explicitly made in this Agreement. This Agreement may not be amended or modified except by a written agreement signed by Executive and an authorized officer of SecureWorks. Executive understands that any changes that the parties agree to make to this Agreement after it has been presented to Executive, whether such changes are material or non-material, will not extend the amount of time Executive has to consider the Agreement.

21. Consideration and Revocation Periods. Executive understands that Executive may take up to twenty-one (21) days following Executive’s receipt of this Agreement to consider this Agreement. Executive understands that Executive may use as much or as little of this period as Executive chooses before signing the Agreement. Executive is advised to consult with an attorney before signing this Agreement. If Executive accepts this Agreement, Executive must sign it and return it to George B. Hanna on or before the expiration of the 21-day period. By signing this Agreement, Executive acknowledges that Executive was afforded a period of at least twenty-one (21) days from the date SecureWorks’ proposal was presented to Executive in which to consider it. In addition, Executive understands that Executive has a period of seven (7) days following the date of signing this Agreement within which to revoke this Agreement (the “Revocation Period”). To revoke this Agreement, Executive understands that Executive must provide written notification of revocation to George B. Hanna within seven (7) days from the date Executive signed it.

If the foregoing accurately sets forth Executive’s agreement with SecureWorks, please signify by signing below and returning this Agreement in its entirety to George B. Hanna on or before close of business on the twenty-first day after this Agreement was first presented to you. If SecureWorks has not received a signed copy of this Agreement by that time, the offer reflected in this Agreement will automatically terminate and expire without further notice from SecureWorks.

For Executive as of the Date of Agreement:

Date: 6/1/2021	/s/ Mike Cote
Signature

Print Name: Mike Cote

For SecureWorks as of the Date of Agreement:

Date: 6/1/2021	/s/ George B. Hanna
Signature

George B. Hanna
Print Name

SVP, CLO & Secretary
Title

EXHIBIT A

RELEASE AGREEMENT

This final Release Agreement (“Agreement”) sets forth the mutual agreement of SecureWorks Corp., a Delaware corporation, for itself, its subsidiaries, parents (including Dell Technologies Inc. (“Dell”)) and related entities (collectively, “SecureWorks”) and Mike Cote (“Executive”) regarding the subject matters addressed below.

1. Consideration from SecureWorks. If Executive signs this Agreement and does not revoke it during the Revocation Period (defined in paragraph 12), SecureWorks will provide Executive with the payments and benefits described in paragraph 4 of the Separation Agreement and Release between SecureWorks and Executive (“Separation Agreement”).

2. Complete Release. Executive hereby fully releases SecureWorks and all of its owners, partners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, joint ventures, and affiliates (and agents, directors, officers, employees, representatives, and attorneys of such subsidiaries and affiliates) (collectively, “Released Parties”), from any and all known or unknown claims or demands Executive may have against any of them. Executive expressly waives any and all claims, whether asserted on an individual or class action basis, against the Released Parties, including but not limited to all claims arising out of any contract, express or implied, and whether executory or not, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or negligent, including claims arising out of the negligence or gross negligence by the Released Parties and claims of express or implied defamation by the Released Parties), and any federal, state, or other governmental statute, regulation, or ordinance, including, without limitation, those relating to qui tam, employment discrimination, termination of employment, payment of wages or provision of benefits, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act (“OWBPA”), the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), the Worker Adjustment and Retraining Notification (“WARN”) Act, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and the Occupational Safety and Health Act. Executive further releases any and all claims that Executive may have under state law and any other claim under federal law. Executive represents that Executive has not assigned to any other person any of such claims and that Executive has the full right to grant this release. Notwithstanding any other provision herein, SecureWorks and Executive agree that Executive is not waiving any claims that may arise in the future under the Age Discrimination in Employment Act or any claim for benefits under the SecureWorks Inc. 401(k) Plan, the Comprehensive Welfare Benefits Plan, or the SecureWorks Inc. Retiree Medical Plan.

Notwithstanding the foregoing, this release does not include and will not preclude: (a) rights to vested benefits under any applicable retirement and/or pension and/or deferred compensation plans; (b) rights under applicable equity plans and agreements; (c) claims for unemployment compensation (which SecureWorks will not contest); (d) rights to defense, indemnification, and contribution, if any, from SecureWorks for actions taken by Executive in the course and scope of Executive’s employment or consultancy with SecureWorks; (e) claims under applicable D&O insurance policies and/or (e) rights arising under or to enforce the terms of this Agreement or the Separation Agreement.

3. Participation in Government Matters. Nothing in this Agreement, including the complete release section, restricts or prohibits Executive from communicating with, providing testimony before, providing confidential information to, or filing or cooperating in a claim or investigation directly with a self- regulatory authority or a governmental agency or entity (without the need to seek SecureWorks’ prior approval), including the U.S. Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation or receiving an award from any Regulator that provides awards for providing information. However, to the maximum extent permitted by law, Executive is waiving Executive’s right to receive any individual monetary relief from SecureWorks resulting from such claims.

4. Release of Unknown Claims. For the purpose of implementing a full and complete release, Executive expressly acknowledges that the release that Executive gives in this Agreement is intended to include in its effect, without limitation, claims that Executive did not know or suspect to exist in Executive’s favor at the time of the effective date of this Agreement, regardless of whether knowledge of such claims, or the facts upon which they might be based, would materially have affected the settlement of this matter, and that the consideration set forth in paragraph 1 of this Agreement was also for the release of those claims and contemplates the extinguishment of any such unknown claims. In furtherance of this settlement, Executive waives any right Executive may have under California Civil Code Section 1542 (and other similar statutes and regulations), which section reads as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

5. Compensation Paid. Executive represents, warrants, and agrees that all forms of compensation and other monies, including paychecks, paid to Executive by SecureWorks to date have been accurately calculated, have represented the proper amounts due to Executive, and have been based on SecureWorks’ merit-based compensation system. The consideration set forth in paragraph 1 of this Agreement is consideration for the complete release set forth in paragraph 2 of this Agreement and is in excess of what Executive is entitled to receive. If Executive or someone on Executive’s behalf claims any entitlement to further compensation from SecureWorks, Executive agrees that SecureWorks is entitled to full offset of the amounts described in paragraph 1 of this Agreement.

6. Non-Admission of Liability. SecureWorks and Executive understand and agree that they entered into the Separation Agreement and are entering into this Agreement to, among other things, resolve any claims or differences that may exist between them. By entering into such agreements, neither SecureWorks nor Executive admits any liability or wrongdoing.

7. Employment and Other Agreements. Executive agrees that, except as otherwise provided in this Agreement, the provisions of agreements that Executive previously entered into with SecureWorks, and that are intended to survive Executive’s termination, remain in full force and effect. In connection therewith, as a material inducement to SecureWorks to enter into this Agreement, Executive reaffirms Executive’s intent to comply with Executive’s post-employment obligations to SecureWorks under such agreements. By way of example, the post-termination terms and conditions of Executive’s long-term incentive and equity award agreements remain in full force and effect, and Executive may be required under such agreements to return shares of stock, share value, option proceeds, or cash award payments if Executive engages in certain conduct detrimental to SecureWorks, including after the date on which Executive’s employment with SecureWorks terminates, as and to the extent provided therein.

8. Successors. This Agreement shall be binding upon Executive and SecureWorks and their heirs, representatives, executors, administrators, successors, insurers, and assigns, and shall inure to the benefit of each and all of them and to their heirs, representatives, executors, administrators or assigns.

9. Applicable Law and Venue. THIS AGREEMENT SHALL BE INTERPRETED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF GEORGIA, AND THE VENUE FOR THE RESOLUTION OF ANY DISPUTES (LOCATION OF ANY LAWSUIT) SHALL BE SOLELY IN THE STATE AND FEDERAL COURTS OF FULTON COUNTY, GEORGIA.

10. Severability. The fact that one or more paragraphs (or portion thereof) of this Agreement may be deemed invalid or unenforceable by any court shall not invalidate the remaining paragraphs or portions of such paragraphs of this Agreement.

11. Certain Acknowledgments. Executive acknowledges that Executive is signing this Agreement voluntarily with full knowledge of its contents. If Executive decides not to sign this Agreement, SecureWorks will not retaliate against Executive. Executive is not relying on any promise or representation not specifically and explicitly made in this Agreement or the Separation Agreement. This Agreement may not be amended or modified except by a written agreement signed by Executive and an authorized officer of SecureWorks. Executive understands that any changes that the parties agree to make to this Agreement after it has been presented to Executive, whether such changes are material or non-material, will not extend the amount of time Executive has to consider the Agreement.

12. Consideration and Revocation Periods. Executive understands that Executive may take up to twenty-one (21) days following Executive’s receipt of this Agreement to consider this Agreement. Executive understands that Executive may use as much or as little of this period as Executive chooses before signing the Agreement. Executive is advised to consult with an attorney before signing this Agreement. If Executive accepts this Agreement, Executive must sign it and return it to George B. Hanna on or before the expiration of the 21-day period. By signing this Agreement, Executive acknowledges that Executive was afforded a period of at least twenty-one (21) days from the date SecureWorks’ proposal was presented to Executive in which to consider it. In addition, Executive understands that Executive has a period of seven (7) days following the date of signing this Agreement within which to revoke this Agreement (the “Revocation Period”). To revoke this Agreement, Executive understands that Executive must provide written notification of revocation to George B. Hanna within seven (7) days from the date Executive signed it.

Signature Page Follows

For Executive as of the Date of Agreement:

Date:

Signature

Print Name: Mike Cote

For SecureWorks as of the Date of Agreement:

Date:

Signature

Print Name

Title